Exhibit 4.3

[FORM OF FACE OF RECEIPT]

THE DEPOSITARY SHARES REPRESENTED BY THIS RECEIPT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

[UNLESS THIS RECEIPT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO MELLON INVESTOR SERVICES LLC OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY RECEIPT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY SUCH AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

Number DR-	Depositary Shares
(CUSIP: 904214 202)

DEPOSITARY RECEIPT FOR DEPOSITARY SHARES,

EACH REPRESENTING ONE ONE-HUNDREDTH OF ONE SHARE OF

SERIES B COMMON STOCK EQUIVALENT OF

UMPQUA HOLDINGS CORPORATION

Incorporated under the laws of the State of Oregon

(See reverse for certain definitions.)

MELLON INVESTOR SERVICES LLC, as depository (the “Depository”), hereby certifies that                                  is the registered owner of                      (            ) DEPOSITARY SHARES (“Depositary Shares”), each Depositary Share representing a one one-hundredth interest in one share of Series B Common Stock Equivalent Preferred Stock (the “Designated Preferred Stock”), of UMPQUA HOLDINGS CORPORATION, an Oregon corporation (the “Corporation”), on deposit with the Depository, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of February 9, 2010 (the “Deposit Agreement”), among the Corporation, the Depository and the Record Holders from time to time of the Depositary Receipts. The powers, designations, preferences and rights of the Designated Preferred Stock are set forth in a Certificate of Designations filed with the Secretary of State of the State of Oregon.

This Depositary Receipt is issuable to                      as the registered owner of the Depositary Shares represented hereby. By accepting this Depositary Receipt, the Record Holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement.

This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depository by the manual signature of a duly authorized officer or, if executed in facsimile by the Depository, countersigned by a Registrar in respect of the Depositary Receipts by the manual signature of a duly authorized officer thereof.

[Signatures on following page]

IN WITNESS WHEREOF, the Depository, Transfer Agent and Registrar have duly executed this Depositary Receipt as of the day and year set below.

Dated: , 20	MELLON INVESTOR SERVICES LLC, as Depository

By:
Authorized Signatory

Countersigned and Registered: MELLON INVESTOR SERVICES LLC, as Transfer Agent and Registrar

By:
Authorized Signatory

[FORM OF REVERSE OF RECEIPT]

UMPQUA HOLDINGS CORPORATION

UPON REQUEST, UMPQUA HOLDINGS CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH HOLDER OF A DEPOSITARY RECEIPT WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND/OR A COPY OF THE CERTIFICATE OF DESIGNATIONS OF THE SERIES B COMMON STOCK EQUIVALENT PREFERRED STOCK OF UMPQUA HOLDINGS CORPORATION. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITORY NAMED ON THE FACE OF THIS RECEIPT.

The Corporation will furnish without charge to each Record Holder of a Receipt who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences or rights. Such request may be made to the Corporation or to the Registrar.

KEEP THIS RECEIPT IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT RECEIPT.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this receipt, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT -		Custodian
TEN ENT	–	as tenants by the entireties		(Cust)		(Minor)

Under Uniform Gifts to Minors
JT TEN	–	as joint tenants with right of survivorship and not as tenants in Common		Act
(State)

Additional abbreviations may also be used though not in the above list.

[FORM OF ASSIGNMENT AND TRANSFER]

For value received,                                  hereby sell(s), assign(s) and transfer(s) unto                                                   (Please insert social security or other identifying number of assignee, together with such assignee’s name and address, including zip code)                      Depositary Shares represented by the within receipt, and hereby irrevocably constitute(s) and appoint(s)                                  attorney to transfer the Depositary Shares on the books of the within named Depository with full power of substitution in the premises.

Dated

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE RECEIPT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
SIGNATURE(S) GUARANTEED:	SIGNATURES MUST BE GUARANTEED BY A PARTICIPANT IN A MEDALLION SIGNATURE GUARANTEE PROGRAM AT A GUARANTEE LEVEL ACCEPTABLE TO THE CORPORATION’S TRANSFER AGENT.

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